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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-66461 of Aspect Telecommunications Corporation on Form S-3 of our reports dated January 14, 1998 (February 27, 1998 as to Note 15) and March 24, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Aspect Telecommunications Corporation for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
/s/ DELOITTE & TOUCHE LLP
San Jose, California
January 18, 1999